UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 15, 2012, VIVUS, Inc., or the Company, held its 2012 Annual Meeting of Stockholders, or the Annual Meeting.  At the Annual Meeting, the Company’s stockholders elected six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified; approved, on an advisory basis, the Company’s executive compensation; and ratified the Company’s appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for fiscal year 2012.  As previously disclosed, the Company intends to continue to solicit stockholder approval, on an advisory basis, of the Company’s executive compensation on an annual basis at least until the next advisory vote on the frequency of stockholder advisory votes occurs.  The next advisory vote regarding the frequency of stockholder advisory votes on executive compensation is required to occur no later than the Company’s 2017 Annual Meeting of Stockholders.

The Company’s independent inspector of election reported the voting results as follows:

(i)  Election of six directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Votes
Leland F. Wilson	48,940,799	677,525	35,402,250
Peter Y. Tam	47,329,985	2,288,339	35,402,250
Mark B. Logan	48,880,666	737,658	35,402,250
Charles J. Casamento	47,563,353	2,054,971	35,402,250
Linda M. Dairiki Shortliffe, M.D.	48,884,918	733,406	35,402,250
Ernest Mario, Ph.D.	49,050,212	568,112	35,402,250

(ii)  Approval of, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Votes
48,778,305	723,197	116,822	35,402,250

(iii)  Ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
84,112,257	551,829	356,488	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

	By:	/s/ Lee B. Perry
Lee B. Perry
Vice President and Chief Accounting Officer

Date: June 18, 2012